UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2024
Date of Report (date of earliest event reported)
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BUNGE GLOBAL SA
(Exact name of registrant as specified in its charter)
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Switzerland (State of Incorporation)

000-56607 (Commission File Number)	98-1743397 (IRS Employer Identification Number)

Route de Florissant 13, 1206 Geneva, Switzerland	N/A
(Address of principal executive offices and zip code)	(Zip Code)

1391 Timberlake Manor Parkway Chesterfield, MO	63017
(Address of corporate headquarters )	(Zip Code)

(314) 292-2000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Registered Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements

BLFC-JPM Revolving Credit Agreement

On March 1, 2024, Bunge Limited Finance Corp. (“BLFC”), a wholly owned subsidiary of Bunge Global SA (“Bunge”), entered into an unsecured $3.2 billion 5-year Revolving Credit Agreement (the “BLFC-JPM Revolving Credit Agreement”) among BLFC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Sumitomo Mitsui Banking Corporation, as syndication agent, Citibank, N.A. and Crédit Agricole Corporate and Investment Bank, as co-documentation agents and certain lenders party thereto (the “BLFC-JPM Lenders”). Current commitments in the aggregate amount of $1.95 billion are available to be drawn on and after the closing date of the BLFC-JPM Revolving Credit Agreement and incremental commitments in the aggregate amount of $1.25 billion (the “Incremental Commitments”) are available to be drawn on and after the date Bunge completes its acquisition of Viterra Limited subject to the satisfaction of certain conditions, and subject to cancellation under certain circumstances, in each case, as set forth in the BLFC-JPM Revolving Credit Agreement. BLFC may from time to time, with the consent of the administrative agent, request one or more of the existing BLFC-JPM Lenders or new lenders to increase the total commitments by an amount up to $1.5 billion pursuant to an accordion provision set forth in the BLFC-JPM Revolving Credit Agreement. The BLFC-JPM Revolving Credit Agreement matures on March 1, 2029. BLFC has the option to request an extension of the maturity date of the BLFC-JPM Revolving Credit Agreement for two additional one-year periods. Each BLFC-JPM Lender in its sole discretion may agree to any such extension request. BLFC may use proceeds from borrowings under the BLFC-JPM Revolving Credit Agreement for general corporate purposes. The BLFC-JPM Revolving Credit Agreement replaced an existing U.S. $1.95 billion 5-year First Amended and Restated Revolving Credit Agreement, dated as of June 21, 2023 (the “Terminated BLFC-JPM Revolving Credit Agreement”), among BLFC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto that was scheduled to mature on July 16, 2026, which was terminated in accordance with its terms on March 1, 2024. No borrowings were outstanding under the Terminated BLFC-JPM Revolving Credit Agreement on the date of termination.

Borrowings under the BLFC-JPM Revolving Credit Agreement will bear interest, at BLFC’s option, at the daily simple Secured Overnight Financing Rate (“SOFR”) plus a SOFR adjustment and an applicable margin as defined in the BLFC-JPM Revolving Credit Agreement, and which will based on the Bunge’s long-term unsecured debt rating. Amounts under the BLFC-JPM Revolving Credit Agreement that remain undrawn are subject to a commitment fee payable quarterly on the average undrawn portion based on the Bunge’s long-term unsecured debt rating.

The BLFC-JPM Revolving Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BLFC, among other things, to incur liens, incur indebtedness, or engage in mergers, consolidations, amalgamations or joint ventures, and customary events of default.

The obligations of BLFC under the BLFC-JPM Revolving Credit Agreement are guaranteed by Bunge pursuant to a separate guaranty, dated as of March 1, 2024 (the “BLFC-JPM Guaranty”). The BLFC-JPM Guaranty, among other customary covenants, requires Bunge to maintain a specified minimum total consolidated current assets to adjusted total consolidated current liabilities ratio, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio and a maximum balance of secured indebtedness.

BFE European Revolving Credit Agreement

On March 1, 2024, Bunge Finance Europe B.V. (“BFE”), a wholly owned subsidiary of Bunge, exercised the accordion provision set forth in its existing unsecured $1.75 billion 3-year Revolving Credit Agreement (as amended, the “BFE European Revolving Credit Facility Agreement”) among BFE, as borrower, Crédit Agricole Corporate and Investment Bank, as agent, and certain lenders party thereto (the “BFE Lenders”) pursuant to an accordion increase certificate (the “BFE Accordion Increase Certificate”) and an amendment to the BFE European Revolving Credit Facility Agreement (the “BFE First Amendment”) in an aggregate amount of $1.75 billion (the “Additional Commitments”) to become effective as of the date Bunge completes its acquisition of Viterra Limited (the “Accordion Increase Date”). On and after the Accordion Increase Date, the total commitments available under the BFE European Revolving Credit Facility Agreement will be an aggregate amount of $3.5 billion, subject to a cancellation of Additional Commitments in certain circumstances as set forth in the BFE European Revolving Credit Facility Agreement. The BFE European Revolving Credit Facility Agreement matures on October 6, 2026. BFE has the option to request an extension of the maturity date of the BFE European Revolving Credit Facility Agreement for two additional one-year periods. Each BFE Lender in its sole discretion may agree to any such extension request. BFE may use proceeds from borrowings under the BFE European Revolving Credit Facility Agreement for general corporate purposes.

Borrowings under the BFE European Revolving Credit Facility Agreement will bear interest, at BFE’s option, at the daily simple or term SOFR plus a credit spread adjustment, which will vary from 0.05% to 0.25% based on the tenor of the interest period selected, plus a margin, which will vary from 0.25% to 0.90%, based on the Bunge’s long-term unsecured debt rating. The applicable margin is also subject to certain premiums or discounts tied to certain sustainability criteria, including, but not limited to, science-based targets (SBTs) that define Bunge’s climate goals within its operations and a commitment to eliminate deforestation in its supply chains in 2025. Amounts under the BFE European Revolving Credit Facility Agreement that remain undrawn and, prior to Bunge’s acquisition of Viterra Limited, the Additional Commitments, are subject to a commitment fee payable quarterly in arrears at a rate of 35% of the margin specified above, which will vary based on the Rating Level at each such quarterly payment date. BFE also will pay a fee that will vary from 0.10% to 0.40% based on BFE’s utilization of the BFE European Revolving Credit Facility Agreement.

The BFE European Revolving Credit Facility Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BFE, among other things, to incur liens, incur indebtedness, or engage in mergers, consolidations, amalgamations or joint ventures, and customary events of default.

The obligations of BFE under the BFE European Revolving Credit Facility Agreement are guaranteed by Bunge pursuant to a separate First Amended and Restated Guaranty, dated March 1, 2024 (as amended, the “BFE Guaranty”). The BFE Guaranty, among other customary covenants, requires Bunge to maintain a specified minimum total consolidated current assets to adjusted total consolidated current liabilities ratio, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio and a maximum balance of secured indebtedness.

From time to time, certain of the lenders under the BLFC-JPM Revolving Credit Agreement and the BFE European Revolving Credit Facility Agreement and/or their affiliates have relationships with Bunge, BLFC, BFE or other subsidiaries of Bunge, including as agents and lenders under the certain current or prior credit facilities, or involving the provision of financial or other advisory services, including cash management, investment banking and brokerage services. These agents and lenders, or their respective affiliates, have received, and may in the future receive, customary principal and interest payments, fees and expenses for these services.

The foregoing descriptions of the BLFC-JPM Revolving Credit Agreement, the BLFC-JPM Guaranty, the BFE Accordion Increase Certificate, the BFE First Amendment, the BFE European Revolving Credit Facility Agreement and the BFE Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents included as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively, hereto and incorporated by reference herein.

Item 1.02 Termination of Material Definitive Agreements

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Terminated BLFC-JPM Revolving Credit Agreement is hereby incorporated by reference in this Item 1.02

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits
(d):     Exhibits.

Exhibit No.	Description
10.1	BLFC-JPM Revolving Credit Agreement, dated March 1, 2024
10.2	BLFC-JPM Guaranty, dated March 1, 2024, related to the BLFC-JPM Revolving Credit Agreement
10.3	BFE Accordion Increase Certificate, dated March 1, 2024
10.4	BFE First Amendment, dated March 1, 2024
10.5*	BFE European Revolving Credit Facility Agreement, dated March 1, 2024, conformed through BFE First Amendment
10.6	BFE Guaranty, dated March 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain confidential information has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Bunge will furnish supplementally a copy of any redacted information to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2024

BUNGE GLOBAL SA

By:	/s/Lisa Ware-Alexander
Name:	Lisa Ware-Alexander
Title:	Secretary